Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2021 Financial Results and Declares Quarterly Dividend

BOSTON, July 29, 2021 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its affiliates and subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2021 second quarter financial results and the declaration of a quarterly cash dividend of $0.08 per share. Net income for the second quarter of 2021 was $34.8 million, or $0.20 per share, compared to net income of $47.7 million, or $0.28 per share, reported for the first quarter of 2021.

Financial results for the second quarter of 2021 include $3.5 million in merger and acquisition expenses, primarily related to the pending merger with Century Bancorp, Inc. (“Century”) announced on April 7, 2021 and $3.3 million in expenses related to the anticipated settlement of overdraft litigation. Excluding these, and certain other non-operating expenses, operating net income* for the second quarter of 2021 was $37.1 million, or $0.22 per share, compared to $46.5 million, or $0.27 per share, reported for the prior quarter.

“Our second quarter financial results continue to demonstrate our organic growth, strong fee income generation, sound asset quality, and focus on our long-term profitability,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “COVID-19 vaccination rates in our core markets are among the highest in the country, and we’re seeing significant progress in our local economy as businesses were able to reopen their doors and look to the future. Excluding PPP loans, we saw loan growth of $117 million this quarter, or growth of over 5% on an annualized basis, which provides further evidence of confidence and business expansion. We are optimistic about our continued growth as our colleagues work diligently on the integration of Century. We’re pleased that Century shareholders approved the transaction earlier this month and are working towards a smooth integration later this year.”

HIGHLIGHTS FOR THE SECOND QUARTER OF 2021

•Total loans excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans grew $116.9 million, or 5% on an annualized basis from the prior quarter. Residential and commercial loans excluding PPP loans grew 15% and 5%, respectively, on an annualized basis from the prior quarter.
•Net interest income increased $4.5 million from the prior quarter due to growth in the Company’s securities portfolio and higher loan income, primarily attributable to higher PPP fee recognition.
•An improving economic outlook coupled with strong asset quality led to a $3.3 million release of loan loss reserves. Nonperforming loans were $41.6 million, or 0.43% of total loans at the end of the second quarter.
•The second quarter saw solid fee generation with insurance, wealth management and debit card revenues up 4%, 17% and 36%, respectively, from the prior year quarter.

BALANCE SHEET

Total assets were $17.0 billion at June 30, 2021, representing an increase of $320.7 million, or 2%, from March 31, 2021.

•Available for sale securities increased $862.5 million, or 22%, on a consecutive quarter basis, to $4.8 billion, as excess liquidity was deployed into U.S. Agency securities. Cash and equivalents declined $296.1 million to $1.6 billion.
•Total loans were $9.6 billion, representing a decrease of $295.4 million, or 3%, from the prior quarter as the pace of forgiveness of PPP loans accelerated in the second quarter. Excluding PPP loans, total loans grew $116.9 million, or 1%, from the prior quarter, driven by growth in commercial loans excluding PPP loans of $80.7 million and residential loans of $51.0 million.
•Deposits totaled $13.3 billion, representing an increase of $269.6 million, or 2%, from March 31, 2021.
•Shareholders’ equity was $3.4 billion, representing an increase of $43.6 million, or 1%, from the prior quarter. The increase is driven by higher retained earnings of $21.0 million as well as an increase in the after-tax market value of the available for sale investment portfolio, which drove the increase in accumulated other comprehensive income of $19.9 million.
•At June 30, 2021, book value per share was $18.37 and tangible book value per share* was $16.33.

NET INTEREST INCOME

Net interest income was $104.6 million for the second quarter, compared to $100.1 million in the prior quarter, representing an increase of $4.5 million on a consecutive quarter basis.

•Included in net interest income was $9.3 million and $8.3 million of SBA PPP fee accretion net of deferred cost amortization in the second quarter and prior quarter, respectively. Between March 31, 2021 and June 30, 2021, $502.9 million in PPP loans were forgiven through the SBA or otherwise paid down compared to $240.7 million in the prior quarter. In the second quarter, PPP loan forgiveness was concentrated in higher balance loans where the Company received a lower percentage loan processing fee from the SBA relative to the prior quarter. Loans forgiven in the second quarter had lower unaccreted fee income at the time of forgiveness relative to the first quarter.
•Interest income on available for sale securities increased $2.3 million to $14.3 million in the second quarter as excess cash continues to be deployed into securities. Investment securities averaged $4.3 billion for the second quarter compared to $3.6 billion for the prior quarter, an increase of $713.2 million.
•The net interest margin on a fully tax equivalent (“FTE”) basis* was 2.69% for the second quarter, representing a 2 basis points decrease from the prior quarter. The net interest margin continues to be pressured by the low interest rate environment and excess liquidity. The core net interest margin* in Appendix E demonstrates the impact of excess cash and the PPP program.

NONINTEREST INCOME

Noninterest income was $45.7 million for the second quarter, compared to $55.2 million for the prior quarter, representing a decrease of $9.5 million. The decline was primarily driven by lower insurance revenues from the seasonally high prior quarter and lower loan-level interest rate swap revenue due to lower market interest rates.

•Insurance commissions decreased $4.5 million to $23.7 million in the second quarter, compared to $28.1 million in the prior quarter, driven by seasonality. Compared to the prior year quarter, insurance commissions increased $1.0 million, or 4%.
•Trust and investment advisory fees increased $0.4 million on a consecutive quarter basis to $6.1 million primarily due to higher equity values.
•Loan-level interest rate swap losses were $1.2 million in the second quarter, compared to $5.4 million in revenue in the prior quarter, representing a decrease of $6.6 million that was primarily driven by a $6.4 million decrease in the fair value of such interest rate swap transactions due to lower market interest rates.
•Income on securities held in rabbi trust accounts was $4.2 million in the second quarter compared to $1.8 million in the prior quarter, representing an increase of $2.4 million primarily due to higher equity market gains in the second quarter of 2021 as compared to the prior quarter.
•Mortgage origination activity was lower in the second quarter as compared to the prior quarter with the gain on sale of loans held for sale totaling $0.8 million, down $0.6 million from the prior quarter.

Please refer to Appendix B for a reconciliation of operating revenues and expenses*.

NONINTEREST EXPENSE

Noninterest expense was $107.3 million for the second quarter representing an increase of $13.3 million, or 14%, from $94.0 million the prior quarter. The increase was primarily driven by higher salaries and employee benefits expense, expenses related to the pending merger with Century, and expenses related to the anticipated settlement of overdraft fee and nonsufficient funds fee lawsuits. Noninterest expense on an operating basis* for the second quarter of 2021 was $99.9 million, compared to $92.5 million in the prior quarter.

•Salaries and employee benefits expense was $69.3 million in the second quarter, representing an increase of $5.2 million from the prior quarter. The increase was primarily driven by higher incentive compensation expense of $3.4 million and an increase in the defined contribution supplemental executive retirement plan (“DC SERP”) expense of $1.1 million associated with the increase in the market value of investments held in rabbi trust accounts.
•Data processing expense was $13.6 million in the second quarter, an increase of $1.4 million from the prior quarter. Professional services expense was $6.4 million, an increase of $2.3 million from the prior quarter. These increases can be primarily attributed to costs associated with the pending acquisition of Century.
•Marketing expenses were $3.5 million in the second quarter, representing an increase of $1.8 million from the prior quarter.
•Other noninterest expense increased $2.5 million in the second quarter to $3.0 million. In the second quarter, the Company recorded expenses of $3.3 million related to the anticipated settlement of overdraft fee and nonsufficient fund fee suits brought against the Company that were the subject of mediation during the quarter. Partially offsetting this increased expense in the second quarter was the reversal of an impairment charge on tax credit investments of $1.4 million.

Please refer to Appendix B for a reconciliation of operating revenues and expenses*.

ASSET QUALITY

The allowance for loan losses was $105.6 million at June 30, 2021, or 1.10% of total loans, compared to $111.1 million or 1.12% of total loans at March 31, 2021. The Company released loan loss reserves totaling $3.3 million in the second quarter, compared to a release of $0.6 million in the prior quarter. The Company followed the incurred loss allowance GAAP accounting model at June 30, 2021 and all preceding periods.

Non-performing loans totaled $41.6 million at June 30, 2021 compared to $44.0 million at the end of the prior quarter. During the second quarter of 2021, the Company recorded total net charge-offs of $2.1 million, or 0.09% of average total loans on an annualized basis compared to $1.4 million and 0.06% in the prior quarter, respectively.

At June 30, 2021, approximately $149.8 million in COVID-19 modified loans remained under modified payment terms, down from $178.4 million at March 31, 2021. The commercial real estate portfolio contained $113.3 million of the remaining COVID-19 modifications at period end, of which $89.3 million or 79% were in the hotel segment.

Please refer to Appendix F for a detailed breakout on COVID-19 related loan modifications.

CONFERENCE CALL INFORMATION

A conference call and webcast covering Eastern’s second quarter 2021 earnings will be held on Friday, July 30, 2021 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (833) 233-4460 from within the U.S. or (647) 689-4543 if outside the U.S. and reference conference ID 7899073. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

Following the webcast, Eastern will post its general investor presentation incorporating the second quarter results on its website at investor.easternbank.com under the “Events & Presentations” section.

DIVIDEND DECLARED

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per common share, payable on September 15, 2021, to shareholders of record as of the close of business on September 3, 2021.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2021, Eastern Bank had approximately $17 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 1,900 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core businesses as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, the operating efficiency ratio, and the ratio of noninterest income to total revenue on an operating basis. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) expenses indirectly associated with the Company’s initial public offering (“IPO”), (vii) other real estate owned (“OREO”) gains, (viii) merger and acquisition expenses, (ix) the stock donation to the Eastern Bank Foundation (“EBF”, formerly known as the Eastern Bank Charitable Foundation) in connection with the Company’s mutual-to-stock conversion and IPO, and (x) settlement of putative consumer class action litigation matters related to overdraft and non-sufficient funds fees, and associated settlement expenses. The Company does not provide an outlook for its total noninterest expense because it contains expense components, such as expense associated with rabbi trust accounts, which is market-driven, over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for its noninterest expense on an operating basis to an outlook for total noninterest expense cannot be made available without unreasonable effort.

Management also presents the Company’s core net interest margin which excludes the impact of items management determines as being one-time in nature or not indicative of its core operating results. Such items include the impact of excess liquidity in the form of excess cash volume, PPP loans originated in response to the COVID-19 pandemic, and material purchase accounting adjustments. Similarly, management presents certain asset quality metrics excluding PPP loans which it does not consider to be part of the Company’s core portfolios. These metrics include the ratio of total nonperforming loans to total loans excluding PPP loans, the ratio of the allowance for loan losses to total loans excluding PPP loans, and the ratio of annualized net charge-offs to average total loans excluding PPP loans. The Company anticipates that the vast majority of its PPP loans outstanding at June 30, 2021 will be forgiven, and to the extent not forgiven, a PPP loan is intended to be 100% guaranteed by the SBA.

Management also presents tangible assets, tangible shareholders’ equity, tangible book value per share, and the ratio of tangible shareholders’ equity to tangible assets, each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include developments in the Company’s market relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown, adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses, increased competitive pressures, changes in the interest rate environment, risks associated with its proposed merger with Century, including the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, the Company’s or Century’s businesses may not perform as expected due to transaction-related uncertainty or other factors; that the Company is unable to successfully implement integration strategies; that required regulatory or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; and diversion of management time on merger-related issues, as well as general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including inflation, interest rates, interest rate sensitivity and liquidity, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including fluctuations due to actual or anticipated changes to federal tax laws; and credit quality, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Further, given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict what continued effects the COVID-19 pandemic will have on the Company's business and results of operations. The COVID-19 pandemic and the related local and national economic disruption may result in a continued decline in demand for the Company's products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in the Company's allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on the Company's interest-earning assets than the decline in the cost of the Company's interest-bearing liabilities; and increased cybersecurity risks, as employees continue to work remotely. You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per share amounts)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020

Earnings data
Net interest income	$104,608	$100,091	$103,608	$98,742	$98,755
Noninterest income	45,733	55,212	49,638	47,709	47,657
Total revenue	150,341	155,303	153,246	146,451	146,412
Noninterest expense	107,335	94,049	199,169	109,817	100,765
Pre-tax, pre-provision income (loss)	43,006	61,254	(45,923)	36,634	45,647
(Release of) provision for allowance for loan losses	(3,300)	(580)	900	700	8,600
Pre-tax income (loss)	46,306	61,834	(46,823)	35,934	37,047
Net income (loss)	34,809	47,663	(44,062)	28,505	29,850
Operating net income (non-GAAP)	37,097	46,537	31,612	32,322	27,301

Per-share data
Earnings (loss) per share	$0.20	$0.28	$(0.26)	n.a.	n.a.
Operating earnings per share (non-GAAP)	$0.22	$0.27	$0.18	n.a.	n.a.
Book value per share	$18.37	$18.14	$18.36	n.a.	n.a.
Tangible book value per share (non-GAAP)	$16.33	$16.12	$16.34	n.a.	n.a.

Profitability
Return on average assets (1)	0.83%	1.19%	(1.11)%	0.80%	0.88%
Operating return on average assets (non-GAAP) (1)	0.89%	1.15%	0.79%	0.90%	0.81%
Return on average shareholders' equity (1)	4.10%	5.66%	(5.61)%	6.65%	7.11%
Operating return on average shareholders' equity (non-GAAP) (1)	4.36%	5.53%	4.02%	7.54%	6.51%
Net interest margin (FTE) (1)	2.69%	2.71%	2.84%	3.04%	3.23%
Cost of deposits (1)	0.03%	0.03%	0.03%	0.06%	0.11%
Fee income ratio	30.42%	35.55%	32.39%	32.58%	32.55%
Efficiency ratio	71.39%	60.56%	129.97%	74.99%	68.82%
Operating efficiency ratio (non-GAAP)	67.78%	60.22%	68.33%	69.95%	68.90%

Balance Sheet (end of period)
Total assets	$17,047,453	$16,726,795	$15,964,190	$15,460,594	$13,996,523
Total loans	9,621,075	9,916,475	9,730,525	9,944,241	10,014,338
Total deposits	13,250,433	12,980,875	12,155,784	13,332,585	11,846,765
Total loans / total deposits	73%	76%	80%	75%	85%
PPP loans	$825,784	$1,238,053	$1,026,117	$1,123,493	$1,100,181

Asset quality
Allowance for loan losses ("ALLL")	$105,637	$111,080	$113,031	$115,432	$116,636
ALLL / total nonperforming loans ("NPLs")	253.74%	252.72%	261.33%	257.47%	210.55%
Total NPLs / total loans	0.43%	0.44%	0.45%	0.45%	0.56%
Total NPLs / total loans (excl. PPP loans) (non-GAAP)	0.47%	0.51%	0.50%	0.51%	0.62%
Net charge-offs (NCOs) / average total loans (1)	0.09%	0.06%	0.13%	0.08%	0.04%
NCOs / average total loans (excl. PPP loans) (non-GAAP) (1)	0.10%	0.06%	0.15%	0.09%	0.05%
Remaining COVID-19 loan modifications (2)	$149,805	$178,430	$332,682	$701,227	$945,995

Capital adequacy
Shareholders' equity / assets	20.12%	20.25%	21.47%	11.08%	12.10%
Tangible shareholders' equity / tangible assets (non-GAAP)	18.30%	18.42%	19.58%	8.87%	9.67%

(1) Presented on an annualized basis.
(2) See Appendix F: COVID-19 Related Loan Modifications

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Jun 30, 2021 change from
(Unaudited, dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Mar 31, 2021		Jun 30, 2020
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$58,490	$79,497	$67,264	(21,007)	(26)%	(8,774)	(13)%
Short-term investments	1,505,757	1,780,835	1,365,297	(275,078)	(15)%	140,460	10%
Cash and cash equivalents	1,564,247	1,860,332	1,432,561	(296,085)	(16)%	131,686	9%
Available for sale securities	4,848,781	3,986,253	1,600,354	862,528	22%	3,248,427	203%
Total securities	4,848,781	3,986,253	1,600,354	862,528	22%	3,248,427	203%
Loans held for sale	2,734	2,022	2,972	712	35%	(238)	(8)%
Loans:
Commercial and industrial	1,740,679	1,986,366	2,271,700	(245,687)	(12)%	(531,021)	(23)%
Commercial real estate	3,775,771	3,676,941	3,584,358	98,830	3%	191,413	5%
Commercial construction	237,927	249,416	282,246	(11,489)	(5)%	(44,319)	(16)%
Business banking	1,339,852	1,513,051	1,234,961	(173,199)	(11)%	104,891	8%
Total commercial loans	7,094,229	7,425,774	7,373,265	(331,545)	(4)%	(279,036)	(4)%
Residential real estate	1,457,498	1,406,510	1,400,855	50,988	4%	56,643	4%
Consumer home equity	834,938	832,466	905,484	2,472	—%	(70,546)	(8)%
Other consumer	234,410	251,725	334,734	(17,315)	(7)%	(100,324)	(30)%
Total loans	9,621,075	9,916,475	10,014,338	(295,400)	(3)%	(393,263)	(4)%
Allowance for loan losses	(105,637)	(111,080)	(116,636)	5,443	(5)%	10,999	(9)%
Unamortized prem./disc. and def. fees	(29,739)	(32,673)	(34,722)	2,934	(9)%	4,983	(14)%
Net loans	9,485,699	9,772,722	9,862,980	(287,023)	(3)%	(377,281)	(4)%
Federal Home Loan Bank stock, at cost	10,601	8,805	8,805	1,796	20%	1,796	20%
Premises and equipment	44,733	46,619	52,475	(1,886)	(4)%	(7,742)	(15)%
Bank-owned life insurance	79,634	79,110	77,528	524	1%	2,106	3%
Goodwill and other intangibles, net	380,402	376,002	376,331	4,400	1%	4,071	1%
Deferred income taxes, net	26,161	31,508	7,663	(5,347)	(17)%	18,498	241%
Prepaid expenses	145,941	150,453	92,517	(4,512)	(3)%	53,424	58%
Other assets	458,520	412,969	482,337	45,551	11%	(23,817)	(5)%
Total assets	17,047,453	16,726,795	13,996,523	320,658	2%	3,050,930	22%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	5,399,297	5,369,164	4,740,125	30,133	1%	659,172	14%
Interest checking accounts	2,656,610	2,482,731	2,385,912	173,879	7%	270,698	11%
Savings accounts	1,403,472	1,362,463	1,157,606	41,009	3%	245,866	21%
Money market investment	3,544,897	3,522,990	3,254,202	21,907	1%	290,695	9%
Certificates of deposit	246,157	243,527	308,920	2,630	1%	(62,763)	(20)%
Total deposits	13,250,433	12,980,875	11,846,765	269,558	2%	1,403,668	12%
Borrowed funds:
Federal Home Loan Bank advances	14,323	14,473	14,922	(150)	(1)%	(599)	(4)%
Escrow deposits of borrowers	14,119	14,878	14,233	(759)	(5)%	(114)	(1)%
Total borrowed funds	28,442	29,351	29,155	(909)	(3)%	(713)	(2)%
Other liabilities	337,956	329,524	426,973	8,432	3%	(89,017)	(21)%
Total liabilities	13,616,831	13,339,750	12,302,893	277,081	2%	1,313,938	11%
Shareholders' equity:
Common shares	1,868	1,868	—	—	—%	1,868	—%
Additional paid-in capital	1,856,241	1,854,895	—	1,346	—%	1,856,241	—%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(145,219)	(146,472)	—	1,253	(1)%	(145,219)	—%
Retained earnings	1,723,979	1,702,946	1,681,164	21,033	1%	42,815	3%
Accumulated other comprehensive income ("AOCI"), net of tax	(6,247)	(26,192)	12,466	19,945	(76)%	(18,713)	(150)%
Total shareholders' equity	3,430,622	3,387,045	1,693,630	43,577	1%	1,736,992	103%
Total liabilities and shareholders' equity	17,047,453	16,726,795	13,996,523	320,658	2%	3,050,930	22%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2021 change from three months ended
(Unaudited, dollars in thousands, except share data)	Jun 30, 2021	Mar 31, 2021	Jun 30, 2020	Mar 31, 2021		Jun 30, 2020

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$90,936	$88,639	$92,143	2,297	3%	(1,207)	(1)%
Taxable interest and dividends on available for sale securities	12,457	10,206	7,600	2,251	22%	4,857	64%
Non-taxable interest and dividends on available for sale securities	1,857	1,856	1,905	1	—%	(48)	(3)%
Interest on federal funds sold and other short-term investments	431	432	284	(1)	—%	147	52%
Interest and dividends on trading securities	—	—	1	—	—%	(1)	(100)%
Total interest and dividend income	105,681	101,133	101,933	4,548	4%	3,748	4%
Interest expense:
Interest on deposits	1,031	1,002	3,104	29	3%	(2,073)	(67)%
Interest on borrowings	42	40	74	2	5%	(32)	(43)%
Total interest expense	1,073	1,042	3,178	31	3%	(2,105)	(66)%
Net interest income	104,608	100,091	98,755	4,517	5%	5,853	6%
(Release of) provision for allowance for loan losses	(3,300)	(580)	8,600	(2,720)	469%	(11,900)	(138)%
Net interest income after provision for loan losses	107,908	100,671	90,155	7,237	7%	17,753	20%
Noninterest income:
Insurance commissions	23,664	28,147	22,697	(4,483)	(16)%	967	4%
Service charges on deposit accounts	5,708	5,367	4,364	341	6%	1,344	31%
Trust and investment advisory fees	6,074	5,663	5,194	411	7%	880	17%
Debit card processing fees	3,170	2,749	2,337	421	15%	833	36%
Interest rate swap (losses) income	(1,164)	5,405	771	(6,569)	(122)%	(1,935)	(251)%
Income from investments held in rabbi trusts	4,216	1,846	7,745	2,370	128%	(3,529)	(46)%
Losses on trading securities, net	—	—	(1)	—	—%	1	(100)%
Gains on sales of mortgage loans held for sale, net	848	1,479	1,420	(631)	(43)%	(572)	(40)%
Gains on sales of securities available for sale, net	1	1,164	163	(1,163)	(100)%	(162)	(99)%
Other	3,216	3,392	2,967	(176)	(5)%	249	8%
Total noninterest income	45,733	55,212	47,657	(9,479)	(17)%	(1,924)	(4)%
Noninterest expense:
Salaries and employee benefits	69,276	64,040	63,335	5,236	8%	5,941	9%
Office occupancy and equipment	8,094	8,217	8,615	(123)	(1)%	(521)	(6)%
Data processing	13,572	12,129	12,180	1,443	12%	1,392	11%
Professional services	6,439	4,148	4,396	2,291	55%	2,043	46%
Charitable contributions	—	—	2,797	—	—%	(2,797)	(100)%
Marketing	3,497	1,691	1,645	1,806	107%	1,852	113%
Loan expenses	1,854	1,847	2,036	7	—%	(182)	(9)%
Federal Deposit Insurance Corporation ("FDIC") insurance	985	948	944	37	4%	41	4%
Amortization of intangible assets	625	532	701	93	17%	(76)	(11)%
Other	2,993	497	4,116	2,496	502%	(1,123)	(27)%
Total noninterest expense	107,335	94,049	100,765	13,286	14%	6,570	7%
Income before income tax expense	46,306	61,834	37,047	(15,528)	(25)%	9,259	25%
Income tax expense	11,497	14,171	7,197	(2,674)	(19)%	4,300	60%
Net income	34,809	47,663	29,850	(12,854)	(27)%	4,959	17%

Share data:
Weighted average common shares outstanding (1)	172,173,707	172,049,044	n.a.
Earnings per share	$0.20	$0.28	n.a.

(1) Shares held by the Company’s Employee Stock Ownership Plan (“ESOP”) that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in thousands, except share data)	Jun 30, 2021	Jun 30, 2020	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$179,575	$187,681	(8,106)	(4)%
Taxable interest and dividends on available for sale securities	22,663	15,778	6,885	44%
Non-taxable interest and dividends on available for sale securities	3,713	3,826	(113)	(3)%
Interest on federal funds sold and other short-term investments	863	801	62	8%
Interest and dividends on trading securities	—	6	(6)	(100)%
Total interest and dividend income	206,814	208,092	(1,278)	(1)%
Interest expense:
Interest on deposits	2,033	8,518	(6,485)	(76)%
Interest on borrowings	82	673	(591)	(88)%
Total interest expense	2,115	9,191	(7,076)	(77)%
Net interest income	204,699	198,901	5,798	3%
(Release of) provision for allowance for loan losses	(3,880)	37,200	(41,080)	(110)%
Net interest income after provision for loan losses	208,579	161,701	46,878	29%
Noninterest income:
Insurance commissions	51,811	50,174	1,637	3%
Service charges on deposit accounts	11,075	10,462	613	6%
Trust and investment advisory fees	11,737	10,289	1,448	14%
Debit card processing fees	5,919	4,807	1,112	23%
Interest rate swap income (losses)	4,241	(5,238)	9,479	(181)%
Income from investments held in rabbi trusts	6,062	1,002	5,060	505%
Losses on trading securities, net	—	(3)	3	(100)%
Gains on sales of mortgage loans held for sale, net	2,327	1,513	814	54%
Gains on sales of securities available for sale, net	1,165	285	880	309%
Other	6,608	7,735	(1,127)	(15)%
Total noninterest income	100,945	81,026	19,919	25%
Noninterest expense:
Salaries and employee benefits	133,316	124,924	8,392	7%
Office occupancy and equipment	16,311	17,304	(993)	(6)%
Data processing	25,701	22,184	3,517	16%
Professional services	10,587	8,085	2,502	31%
Charitable contributions	—	3,984	(3,984)	(100)%
Marketing	5,188	4,113	1,075	26%
Loan expenses	3,701	3,148	553	18%
FDIC insurance	1,933	1,850	83	4%
Amortization of intangible assets	1,157	1,403	(246)	(18)%
Other	3,490	8,942	(5,452)	(61)%
Total noninterest expense	201,384	195,937	5,447	3%
Income before income tax expense	108,140	46,790	61,350	131%
Income tax expense	25,668	8,495	17,173	202%
Net income	82,472	38,295	44,177	115%

Share data:
Weighted average common shares outstanding (1)	172,111,372	n.a.
Earnings per share	$0.48	n.a.

(1) Shares held by the Company’s Employee Stock Ownership Plan (“ESOP”) that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN

	As of and for the three months ended
	Jun 30, 2021			Mar 31, 2021			Jun 30, 2020
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$7,301,745	$71,747	3.94%	$7,317,951	$69,210	3.84%	$7,195,093	$69,779	3.90%
Residential	1,433,056	11,397	3.19%	1,393,139	11,274	3.28%	1,416,326	12,555	3.57%
Consumer	1,061,900	8,597	3.25%	1,105,698	8,937	3.28%	1,263,691	10,610	3.38%
Total loans	9,796,701	91,741	3.76%	9,816,788	89,421	3.69%	9,875,110	92,944	3.79%
Investment securities	4,344,690	14,778	1.36%	3,631,530	12,577	1.40%	1,455,901	10,083	2.79%
Federal funds sold and other short-term investments	1,617,741	431	0.11%	1,740,561	432	0.10%	1,148,332	284	0.10%
Total interest-earning assets	15,759,132	106,950	2.72%	15,188,879	102,430	2.73%	12,479,343	103,311	3.33%
Non-interest-earning assets	1,061,121			1,120,603			1,106,217
Total assets	$16,820,253			$16,309,482			$13,585,560

Interest-bearing liabilities:
Deposits:
Savings	$1,385,735	$69	0.02%	$1,300,057	$64	0.02%	$1,095,806	$64	0.02%
Interest checking	2,541,862	253	0.04%	2,391,025	234	0.04%	2,414,356	649	0.11%
Money market	3,523,330	605	0.07%	3,440,214	587	0.07%	3,192,669	1,929	0.24%
Time deposits	246,801	104	0.17%	251,115	117	0.19%	313,410	462	0.59%
Total interest-bearing deposits	7,697,728	1,031	0.05%	7,382,411	1,002	0.06%	7,016,241	3,104	0.18%
Borrowings	25,042	42	0.67%	25,625	40	0.63%	74,960	74	0.40%
Total interest-bearing liabilities	7,722,770	1,073	0.06%	7,408,036	1,042	0.06%	7,091,201	3,178	0.18%
Demand deposit accounts	5,355,170			5,125,831			4,448,756
Other noninterest-bearing liabilities	335,816			358,087			356,700
Total liabilities	13,413,756			12,891,954			11,896,657
Shareholders' equity	3,406,497			3,417,528			1,688,903
Total liabilities and shareholders' equity	$16,820,253			$16,309,482			$13,585,560

Net interest income - FTE		$105,877			$101,388			$100,133
Net interest rate spread (2)			2.66%			2.67%			3.15%
Net interest-earning assets (3)	$8,036,362			$7,780,843			$5,388,142
Net interest margin - FTE (4)			2.69%			2.71%			3.23%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN

	As of and for the six months ended
	Jun 30, 2021			Jun 30, 2020
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$7,309,803	$140,952	3.89%	$6,735,075	$139,394	4.16%
Residential	1,413,208	22,671	3.24%	1,423,161	25,858	3.65%
Consumer	1,083,677	17,534	3.26%	1,287,430	24,017	3.75%
Total loans	9,806,688	181,157	3.73%	9,445,666	189,269	4.03%
Investment securities	3,990,080	27,360	1.38%	1,478,156	20,768	2.83%
Federal funds sold and other short-term investments	1,678,812	863	0.10%	694,386	801	0.23%
Total interest earning assets	15,475,580	209,380	2.73%	11,618,208	210,838	3.65%
Non-interest-earning assets	1,089,585			1,064,218
Total assets	$16,565,165			$12,682,426

Interest-bearing liabilities:
Deposits:
Savings	$1,343,133	$133	0.02%	$1,036,344	$118	0.02%
Interest checking	2,466,860	487	0.04%	2,158,242	1,467	0.14%
Money market	3,482,002	1,193	0.07%	3,087,048	5,833	0.38%
Time deposits	248,946	220	0.18%	320,277	1,100	0.69%
Total interest-bearing deposits	7,540,941	2,033	0.05%	6,601,911	8,518	0.26%
Borrowings	25,332	82	0.65%	119,211	673	1.14%
Total interest-bearing liabilities	7,566,273	2,115	0.06%	6,721,122	9,191	0.27%
Demand deposit accounts	5,241,134			3,963,066
Other noninterest-bearing liabilities	345,776			337,679
Total liabilities	13,153,183			11,021,867
Shareholders' equity	3,411,982			1,660,559
Total liabilities and shareholders' equity	$16,565,165			$12,682,426

Net interest income - FTE		$207,265			$201,647
Net interest rate spread (2)			2.67%			3.38%
Net interest-earning assets (3)	$7,909,307			$4,897,086
Net interest margin - FTE (4)			2.70%			3.49%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$29,356	$30,275	$30,059	$28,968	$31,273
Residential	6,445	8,127	6,815	7,419	11,693
Consumer	4,106	3,873	4,131	4,727	9,374
Total non-accrual loans	39,907	42,275	41,005	41,114	52,340
Accruing loans past due 90 days or more:
Commercial	1,439	1,390	1,959	3,384	2,802
Residential	277	280	279	326	244
Consumer	9	9	9	9	9
Total accruing loans past due 90 days or more	1,725	1,679	2,247	3,719	3,055
Total non-performing loans	41,632	43,954	43,252	44,833	55,395
Other real estate owned	38	—	—	40	40
Other non-performing assets:	—	—	—	—	—
Total non-performing assets	$41,670	$43,954	$43,252	$44,873	$55,435
Total accruing troubled debt restructured loans	$38,316	$39,367	$41,095	$39,881	$40,691
Total non-performing loans to total loans	0.43%	0.44%	0.45%	0.45%	0.56%
Total non-performing assets to total assets	0.24%	0.26%	0.27%	0.29%	0.40%

(1) Non-performing assets are comprised of NPLs, OREO, and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE OFFS

	Three months ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
(Unaudited, dollars in thousands)
Average total loans	$9,796,701	$9,816,788	$9,796,697	$9,914,731	$9,875,110
Allowance for loan losses, beginning of the period	$111,080	$113,031	$115,432	$116,636	$109,138
Charged-off loans:
Commercial and industrial	550	—	1,603	140	27
Commercial real estate	—	234	—	—	24
Commercial construction	—	—	—	—	—
Business banking	1,838	1,384	1,433	1,179	1,198
Residential real estate	—	—	—	—	—
Consumer home equity	—	—	79	22	—
Other consumer	275	364	713	1,077	15
Total charged-off loans	2,663	1,982	3,828	2,418	1,264
Recoveries on loans previously charged-off:
Commercial and industrial	13	9	92	306	58
Commercial real estate	4	—	220	4	5
Commercial construction	—	—	—	—	—
Business banking	291	365	47	91	27
Residential real estate	17	10	9	43	13
Consumer home equity	3	71	100	31	8
Other consumer	192	156	59	39	51
Total recoveries	520	611	527	514	162
Net loans charged-off (recoveries):
Commercial and industrial	537	(9)	1,511	(166)	(31)
Commercial real estate	(4)	234	(220)	(4)	19
Commercial construction	—	—	—	—	—
Business banking	1,547	1,019	1,386	1,088	1,171
Residential real estate	(17)	(10)	(9)	(43)	(13)
Consumer home equity	(3)	(71)	(21)	(9)	(8)
Other consumer	83	208	654	1,038	(36)
Total net loans charged-off	2,143	1,371	3,301	1,904	1,102
(Release of) provision for loan losses	(3,300)	(580)	900	700	8,600
Total allowance for loan losses, end of period	$105,637	$111,080	$113,031	$115,432	$116,636
Net charge-offs to average total loans outstanding during this period (1)	0.09%	0.06%	0.13%	0.08%	0.04%
Allowance for loan losses as a percent of total loans	1.10%	1.12%	1.16%	1.16%	1.17%
Allowance for loan losses as a percent of nonperforming loans	253.74%	252.72%	261.33%	257.47%	210.55%

(1) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
(Unaudited, dollars in thousands, except share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020

Net income (GAAP)	$34,809	$47,663	$(44,062)	$28,505	$29,850
Add:
Noninterest income components:
(Income) from investments held in rabbi trusts	(4,216)	(1,846)	(5,535)	(3,800)	(7,745)
(Gain) on sales of securities available for sale, net	(1)	(1,164)	(3)	—	(163)
(Gain) loss on sale of other assets	(29)	(18)	(49)	71	27
Noninterest expense components:
Rabbi trust employee benefit expense	2,063	986	2,838	1,445	3,985
(Reversal) impairment charge on tax credit investments	(1,419)	—	3,189	7,590	—
Indirect IPO costs (1)	—	—	—	549	380
(Gain) on sale of OREO	—	—	(61)	(546)	—
Merger and acquisition expenses	3,479	589	90	—	—
Settlement and expenses for putative consumer class action matters	3,325	—	—	—	—
Stock donation to the EBF	—	—	91,287	—	—
Total impact of non-GAAP adjustments	3,202	(1,453)	91,756	5,309	(3,516)
Less net tax benefit (expense) associated with non-GAAP adjustments (2)	914	(327)	16,082	1,492	(967)
Non-GAAP adjustments, net of tax	$2,288	$(1,126)	$75,674	$3,817	$(2,549)
Operating net income (non-GAAP)	$37,097	$46,537	$31,612	$32,322	$27,301

Weighted average common shares outstanding during the period (3):
Basic	172,173,707	172,049,044	171,812,535	—	—
Diluted	172,173,707	172,049,044	171,812,535	—	—

Earnings (loss) per share, basic	$0.20	$0.28	$(0.26)	n.a.	n.a.
Earnings (loss) per share, diluted	$0.20	$0.28	$(0.26)	n.a.	n.a.

Operating earnings per share, basic (non-GAAP)	$0.22	$0.27	$0.18	n.a.	n.a.
Operating earnings per share, diluted (non-GAAP)	$0.22	$0.27	$0.18	n.a.	n.a.

Return on average assets (4)	0.83%	1.19%	(1.11)%	0.80%	0.88%
Add:
(Income) from investments held in rabbi trusts (4)	(0.10)%	(0.05)%	(0.14)%	(0.11)%	(0.23)%
(Gain) on sales of securities available for sale, net (4)	—%	(0.03)%	—%	—%	—%
(Gain) loss on sale of other assets (4)	—%	—%	—%	—%	—%
Rabbi trust employee benefit expense (4)	0.05%	0.02%	0.07%	0.04%	0.12%
(Reversal) impairment charge on tax credit investments (4)	(0.03)%	—%	0.08%	0.21%	—%
Indirect IPO costs (1) (4)	—%	—%	—%	0.02%	0.01%
(Gain) on sale of OREO (4)	—%	—%	—%	(0.02)%	—%
Merger and acquisition expenses (4)	0.08%	0.01%	—%	—%	—%
Settlement and expenses for putative consumer class action matters (4)	0.08%	—%	—%	—%	—%
Stock donation to the EBF (4)	—%	—%	2.29%	—%	—%
Less net tax benefit (expense) associated with non-GAAP adjustments (2) (4)	0.02%	(0.01)%	0.40%	0.04%	(0.03)%
Operating return on average assets (non-GAAP) (4)	0.89%	1.15%	0.79%	0.90%	0.81%

Return on average shareholders' equity (4)	4.10%	5.66%	(5.61)%	6.65%	7.11%
Add:
(Income) from investments held in rabbi trusts (4)	(0.50)%	(0.22)%	(0.70)%	(0.89)%	(1.84)%
(Gain) on sales of securities available for sale, net (4)	—%	(0.14)%	—%	—%	(0.04)%
(Gain) loss on sale of other assets (4)	—%	—%	(0.01)%	0.02%	0.01%
Rabbi trust employee benefit expense (4)	0.24%	0.12%	0.36%	0.34%	0.95%
(Reversal) impairment charge on tax credit investments (4)	(0.17)%	—%	0.41%	1.77%	—%
Indirect IPO costs (1) (4)	—%	—%	—%	0.13%	0.09%
(Gain) on sale of OREO (4)	—%	—%	(0.01)%	(0.13)%	—%
Merger and acquisition expenses (4)	0.41%	0.07%	0.01%	—%	—%
Settlement and expenses for putative consumer class action matters (4)	0.39%	—%	—%	—%	—%
Stock donation to the EBF (4)	—%	—%	11.62%	—%	—%
Less net tax benefit (expense) associated with non-GAAP adjustments (2) (4)	0.11%	(0.04)%	2.05%	0.35%	(0.23)%
Operating return on average shareholders' equity (non-GAAP) (4)	4.36%	5.53%	4.02%	7.54%	6.51%

(1) Reflects costs associated with the Company's IPO that are indirectly related to the offering and were not recorded as a reduction of capital.
(2) The net tax benefit (expense) associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying the Company's combined statutory tax rate only to those items included in net taxable income. Additionally, the net tax benefit (expense) for the impairment charge of tax credit investment includes associated tax credit benefits.
(3) Shares held by the Company’s Employee Stock Ownership Plan (“ESOP”) that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

(4) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$104,608	$100,091	$103,608	$98,742	$98,755
Add:
Tax-equivalent adjustment (non-GAAP)	1,269	1,297	1,357	1,353	1,378
Fully-taxable equivalent net interest income (non-GAAP)	$105,877	$101,388	$104,965	$100,095	$100,133

Noninterest income (GAAP)	$45,733	$55,212	$49,638	$47,709	$47,657
Less:
Income from investments held in rabbi trusts	4,216	1,846	5,535	3,800	7,745
Gain on sales of securities available for sale, net	1	1,164	3	—	163
Gain (loss) on sale of other assets	29	18	49	(71)	(27)
Noninterest income on an operating basis (non-GAAP)	$41,487	$52,184	$44,051	$43,980	$39,776

Noninterest expense (GAAP)	$107,335	$94,049	$199,169	$109,817	$100,765
Less:
Rabbi trust employee benefit expense	2,063	986	2,838	1,445	3,985
(Reversal) impairment charge on tax credit investments	(1,419)	—	3,189	7,590	—
Indirect IPO costs (1)	—	—	—	549	380
(Gain) on sale of OREO	—	—	(61)	(546)	—
Merger and acquisition expenses	3,479	589	90	—	—
Settlement and expenses for putative consumer class action matters	3,325	—	—	—	—
Stock donation to the EBF	—	—	91,287	—	—
Noninterest expense on an operating basis (non-GAAP)	$99,887	$92,474	$101,826	$100,779	$96,400

Total revenue (GAAP)	$150,341	$155,303	$153,246	$146,451	$146,412
Total operating revenue (non-GAAP)	$147,364	$153,572	$149,016	$144,075	$139,909

Efficiency ratio (GAAP)	71.39%	60.56%	129.97%	74.99%	68.82%
Operating efficiency ratio (non-GAAP)	67.78%	60.22%	68.33%	69.95%	68.90%

Noninterest income / total revenue (GAAP)	30.42%	35.55%	32.39%	32.58%	32.55%
Noninterest income / total revenue on an operating basis (non-GAAP)	28.15%	33.98%	29.56%	30.53%	28.43%

(1) Reflects costs associated with the Company's IPO that are indirectly related to the offering and were not recorded as a reduction of capital.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
(Unaudited, dollars in thousands, except share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$3,430,622	$3,387,045	$3,428,052	$1,713,372	$1,693,630
Less: Goodwill and other intangibles	380,402	376,002	376,534	375,632	376,331
Tangible shareholders' equity (non-GAAP)	3,050,220	3,011,043	3,051,518	1,337,740	1,317,299

Tangible assets:
Total assets (GAAP)	17,047,453	16,726,795	15,964,190	15,460,594	13,996,523
Less: Goodwill and other intangibles	380,402	376,002	376,534	375,632	376,331
Tangible assets (non-GAAP)	$16,667,051	$16,350,793	$15,587,656	$15,084,962	$13,620,192

Shareholders' equity to assets ratio (GAAP)	20.12%	20.25%	21.47%	11.08%	12.10%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	18.30%	18.42%	19.58%	8.87%	9.67%

Common shares outstanding	186,758,154	186,758,154	186,758,154	—	—

Book value per share (GAAP)	$18.37	$18.14	$18.36	n.a.	n.a.
Tangible book value per share (non-GAAP)	$16.33	$16.12	$16.34	n.a.	n.a.

APPENDIX D: Reconciliation of Non-GAAP Credit Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
(Unaudited, dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020

Total loans excluding PPP loans:
Total loans (GAAP) (1)	$9,591,336	$9,883,802	$9,706,989	$9,911,494	$9,979,616
Less: PPP loans (1)	799,964	1,210,598	1,007,487	1,098,883	1,072,312
Total loans excluding PPP loans (non-GAAP)	$8,791,372	$8,673,204	$8,699,502	$8,812,611	$8,907,304

Total nonperforming loans (NPLs) (GAAP)	$41,632	$43,954	$43,252	$44,833	$55,395

Total NPLs / total loans (GAAP)	0.43%	0.44%	0.45%	0.45%	0.56%
Total NPLs / total loans (excl. PPP loans) (non-GAAP)	0.47%	0.51%	0.50%	0.51%	0.62%

Allowance for loan losses (ALLL) (GAAP)	$105,637	$111,080	$113,031	$115,432	$116,636

ALLL / total loans (GAAP)	1.10%	1.12%	1.16%	1.16%	1.17%
ALLL / total loans (excl. PPP loans) (non-GAAP)	1.20%	1.28%	1.30%	1.31%	1.31%

	As of and for the three months ended
(Unaudited, dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020

Average total loans excluding PPP Loans:
Average total loans (GAAP)	$9,796,701	$9,816,788	$9,796,697	$9,914,731	$9,875,110
Less: Average PPP loans	1,073,688	1,131,516	1,076,155	1,091,464	818,665
Average total loans excluding PPP loans (non-GAAP)	$8,723,013	$8,685,272	$8,720,542	$8,823,267	$9,056,445

Total net loans charged-off (NCOs) (GAAP)	$2,143	$1,371	$3,301	$1,904	$1,102

NCOs / Average total loans (GAAP) (2)	0.09%	0.06%	0.13%	0.08%	0.04%
NCOs / Average total loans (excl. PPP loans) (non-GAAP) (2)	0.10%	0.06%	0.15%	0.09%	0.05%

(1) Includes unamortized premiums, net of unearned discounts and deferred fees.
(2) Presented on an annualized basis.

Appendix E: Reconciliation of Non-GAAP Core Margin

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
	Jun 30, 2021			Mar 31, 2021
(Unaudited, dollars in thousands)	Volume	Interest	Margin Impact (1)	Volume	Interest	Margin Impact (1)

Reported total average interest-earning assets, net interest income, and net interest margin (2)	$15,759,132	$105,877	2.69%	$15,188,879	$101,388	2.71%
Non-GAAP adjustments:
PPP loan volume earning 1%	(1,073,688)	(2,742)	0.12%	(1,131,516)	(2,887)	0.13%
SBA PPP loan fee accretion, net of deferred origination cost amortization	—	(9,258)	(0.24)%	—	(8,339)	(0.22)%
Excess cash (3)	(1,302,558)	(357)	0.23%	(1,436,783)	(354)	0.27%
Deferred loan fee income adjustment	—	—	—%	—	—	—%
Core margin (Non-GAAP) (4)	$13,382,886	$93,520	2.80%	$12,620,580	$89,808	2.89%

Core margin change from prior quarter			(0.09)%			(0.25)%

	Dec 31, 2020			Sep 30, 2020
	Volume	Interest	Margin Impact (1)	Volume	Interest	Margin Impact (1)

Reported total average interest-earning assets, net interest income, and net interest margin (2)	$14,715,494	$104,965	2.84%	$13,089,839	$100,095	3.04%
Non-GAAP adjustments:
PPP loan volume earning 1%	(1,076,155)	(2,741)	0.14%	(1,091,464)	(2,795)	0.18%
SBA PPP loan fee accretion, net of deferred origination cost amortization	—	(6,102)	(0.16)%	—	(4,125)	(0.13)%
Excess cash (3)	(1,996,808)	(502)	0.43%	(1,200,250)	(302)	0.30%
Deferred loan fee income adjustment	—	(3,774)	(0.10)%	—	—	—%
Core margin (Non-GAAP) (4)	$11,642,531	$91,846	3.14%	$10,798,125	$92,873	3.42%

Core margin change from prior quarter			(0.28)%

(1) Presented on an annualized basis.
(2) Presented on a fully taxable equivalent basis.
(3) Consists of cash above 2% of average total earning assets at a yield of 11 basis points in the three months ended June 30, 2021 and 10 basis points in prior quarters.
(4) Core margin is the margin that results from the combined volume and interest adjustments taken together.

APPENDIX F: COVID-19 Related Loan Modifications

	Remaining COVID-19 Modifications as of December 31, 2020 (1)		Remaining COVID-19 Modifications as of March 31, 2021 (1)		Remaining COVID-19 Modifications as of June 30, 2021 (1)
(Dollars in thousands)	Remaining Modifications	% of Total Loan Balance	Remaining Modifications	% of Total Loan Balance	Remaining Modifications	% of Total Loan Balance

Portfolio
Commercial and industrial	$34,076	1.7%	$22,776	1.1%	$18,850	1.1%
Commercial real estate	231,794	6.5%	127,683	3.5%	113,301	3.0%
Commercial construction	10,987	3.6%	—	—%	—	—%
Business banking	23,434	1.8%	11,681	0.8%	2,102	0.2%
Residential real estate	26,772	2.0%	13,754	1.0%	13,428	0.9%
Consumer home equity	3,432	0.4%	1,274	0.2%	1,124	0.1%
Other consumer	2,187	0.8%	1,262	0.5%	999	0.4%
Total	$332,682	3.4%	$178,430	1.8%	$149,805	1.6%

(1) Remaining COVID-19 modifications reflect those loans which underwent a modification and have not yet resumed payment. The Company defines a modified loan to have resumed payment if it is one month past the modification end date and not more than 30 days past due. These modifications with active deferrals met the criteria of either Section 4013 of the CARES Act or the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus (Revised) and therefore are not deemed troubled debt restructurings.